EXHIBIT 10.1

EXECUTION COPY
SUPPLEMENTAL INDENTURE
Supplemental Indenture (this “Supplemental Indenture”), dated as of July 14, 2008, among DynCorp International LLC (the “Company”), DIV Capital Corporation (the “Co-issuer”, and collectively with the Company, the “Issuers”), the Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, formerly known as The Bank of New York, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (as amended or supplemented from time to time, the “Indenture”), dated as of February 11, 2005, providing for the issuance of 9.50% Senior Subordinated Notes due 2013 (the “Notes”);
WHEREAS, pursuant to Section 9.01 of the Indenture, the Indenture provides that under certain circumstances the Issuers, the Guarantors and the Trustee may amend the Indenture without the consent of any Holder (as defined in the Indenture);
WHEREAS, the Company has requested that the Trustee join with the Company and the Guarantors in the execution of an amendment of the Indenture permitted by the terms of Section 9.01(6) of the Indenture; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. Amendments to Indenture. The Indenture is hereby amended as follows:
(a) Section 1.01 of the Indenture is hereby amended by deleting clause (1) of the defined term “Net Income” contained therein and replacing such clause (1) in its entirety with the following:
“(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale (without giving effect to the $1,000,000 threshold provided in the definition thereof); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and”
(b) Section 4.08(b)(7) is hereby deleted in its entirety and replaced with the following:
“(7) any agreement for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;”

(c) Section 4.09(b)(5) is hereby deleted in its entirety and replaced with the following:
“(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (3), (4), (5), (12) or (14) of this Section 4.09(b);”
(d) Section 10.03(a) is hereby amended by replacing the penultimate paragraph thereof in its entirety with the following:
“No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.”
3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Issuers.
7. Effect. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all their terms shall remain in full force and effect. From and after the effectiveness of this Supplemental Indenture, any reference to the Indenture shall mean the Indenture as so amended by this Supplemental Indenture.
8. Successors. All agreements of the Issuers, the Guarantors and the Trustee in this Supplemental Indenture shall bind their respective successors and permitted assigns. This Supplemental Indenture shall be binding upon each Holder of Notes and their respective successors and assigns.
9. Severability. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
10. Reaffirmation of Section 7.07. The Company and the Guarantors hereby reaffirm their indemnification obligations to the Trustee pursuant to Section 7.07 of the Indenture in connection with the Trustee’s execution of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

WORLDWIDE RECRUITING AND STAFFING SERVICES LLC
By:	/s/ Michael J. Thorne
	Name:	Michael J. Thorne
	Title:	Senior Vice President & Chief Financial Officer

GLOBAL LINGUIST SOLUTIONS LLC
By:	/s/ Robert B. Rosenkranz
	Name:	Robert B. Rosenkranz
	Title:	Manager

DYNCORP INTERNATIONAL LLC
By:	/s/ Michael J. Thorne
	Name:	Michael J. Thorne
	Title:	Senior Vice President & Chief Financial Officer

DIV CAPITAL CORPORATION
By:	/s/ Michael J. Thorne
	Name:	Michael J. Thorne
	Title:	Senior Vice President & Chief Financial Officer

DYN MARINE SERVICES LLC
By:	/s/ Michael J. Thorne
	Name:	Michael J. Thorne
	Title:	Senior Vice President & Chief Financial Officer

DYN MARINE SERVICES OF VIRGINIA LLC
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President & Treasurer

DYNCORP AEROSPACE OPERATIONS LLC
By:	/s/ Michael J. Thorne
	Name:	Michael J. Thorne
	Title:	Senior Vice President & Chief Financial Officer

DYNCORP INTERNATIONAL SERVICES LLC
By:	/s/ Michael J. Thorne
	Name:	Michael J. Thorne
	Title:	Senior Vice President & Chief Financial Officer

SERVICES INTERNATIONAL LLC
By:	/s/ Michael J. Thorne
	Name:	Michael J. Thorne
	Title:	Senior Vice President & Chief Financial Officer

WORLDWIDE HUMANITARIAN SERVICES LLC
By:	/s/ Michael J. Thorne
	Name:	Michael J. Thorne
	Title:	Senior Vice President & Chief Financial Officer

DTS AVIATION SERVICES LLC
By:	/s/ Michael J. Thorne
	Name:	Michael J. Thorne
	Title:	Senior Vice President & Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Beata Hryniewicka
	Name:	Beata Hryniewicka
	Title:	Assistant Vice President.

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